Exhibit 12.2
                                                                   3/3/2004


                           MISSISSIPPI POWER COMPANY
             Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2003

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                                                      ------------------------------------------------------------------
                                                          1999          2000         2001          2002          2003
                                                          ----          ----         ----          ----          ----
                                                      -----------------------Thousands of Dollars-----------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Earnings  Before Income Taxes                       $ 90,939      $ 91,457      $106,391      $120,905      $120,827
  Interest expense, net of amounts capitalized           27,969        28,101        23,568        18,650        14,369
  Distributions on preferred securities of subsidiary     2,712         2,712         2,712         3,016         2,520
      AFUDC - Debt funds                                      0             0             0             0             0
                                                       ---------     ---------     ---------     ---------     ---------
         Earnings  as defined                          $121,620      $122,270      $132,671      $142,571      $137,716
                                                       =========     =========     =========     =========     =========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                        $ 20,455      $ 24,595      $ 18,187      $ 14,318      $ 10,117
   Interest on affiliated loans                               0             0         1,002           206            55
   Interest  on interim  obligations                      2,750         2,450         1,518             0             0
   Amort of debt disc, premium  and expense, net          1,432         1,313           954         1,021         1,178
   Other interest  charges                                3,332          (257)        1,907         3,105         3,019
  Distributions on preferred securities of subsidiary     2,712         2,712         2,712         3,016         2,520
                                                       ---------     ---------     ---------     ---------     ---------
         Fixed charges as defined                        30,681        30,813        26,280        21,666        16,889
Tax  deductible   preferred  dividends                      239           239           239           239           239
                                                        --------      --------      --------      --------      --------
                                                         30,920        31,052        26,519        21,905        17,128
                                                       ---------     ---------     ---------     ---------     ---------
Non-tax  deductible  preferred  dividends                 1,774         1,890         1,802         1,774         1,774
Ratio  of net income  before  taxes to net income      x  1.600      x  1.602      x  1.615      x  1.612      x  1.600
                                                       ---------     ---------     ---------     ---------     ---------
Pref  dividend  requirements  before  income  taxes       2,838         3,028         2,910         2,860         2,838
                                                       ---------     ---------     ---------     ---------     ---------
Fixed  charges  plus  pref  dividend  requirements     $ 33,758      $ 34,080      $ 29,429      $ 24,765      $ 19,966
                                                       =========     =========     =========     =========     =========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                      3.60          3.59          4.51          5.76          6.90
                                                          =====         =====         =====         =====         ====

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